UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Willis Towers Watson Public Limited Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 9, 2020, Aon plc, a company incorporated under the laws of England and Wales, with registered company number 07876075 (“Aon” or “Aon UK”) and Willis Towers Watson Public Limited Company (“WTW”) issued an announcement pursuant to Rule 2.5 of the Irish Takeover Panel Act 1997, Takeover Rules, 2013 (the Irish Takeover Rules”) disclosing that the boards of directors of WTW and Aon had reached agreement on the terms of a recommended acquisition of WTW by Aon (the “Combination”). As outlined in that announcement, the Combination will be implemented by means of a court-sanctioned scheme of arrangement under Chapter 1 of Part 9 of the Irish Companies Act of 2014.

In connection with the Combination, WTW distributed the following key messages to certain of its employees on or about March 9, 2020.

Willis Towers Watson and Aon to Combine

Key messages for leaders

Thank you in advance for your commitment and leadership during this announcement process – the role you will play communicating this news is critical. We ask that you do all you can to connect with our colleagues, discuss this transaction and help them remain focused. We encourage you to use the frequently asked questions that were shared with all colleagues and the following key messages about the broader combination. If you have any questions, please send them to the WTW Internal Communication and Change Management mailbox.

About the combination

A fundamentally more capable firm…

The combination will be better by bringing together expertise from across each organization to better understand client needs and accelerate innovation on their behalf.

•

Relevance to Clients – the combined organization is better positioned to address unmet client need because of investments in technology-enabled analytics platforms and a deep bench of subject matter expertise across people, risk and capital.

•

Scalability of Solutions – Industry-leading solutions in areas like retirement, cyber risk, intellectual property, health, and climate risk (to name a few) will begin to shift to scalable global solutions fueled by the shared insight and expertise of the new firm.

…that will continuously strengthen and innovate…

The combination will create more value over time as the growth strategies of both our organizations are embraced, including:

•	Client value creation will increase as the shared colleague base more consistently demonstrates the value of the combined firm.

•	Operating efficiency will improve as client delivery services are run consistently.

•	Innovation will be enhanced to reflect the combined insight and capability of the new organization.

•	Overall engagement and productivity will increase as colleagues have a common sense of our shared mission.

…delivering better outcomes for all stakeholders

The combined firm will create more value for all stakeholders.

•

Better for Clients – the combined entity brings together expertise and complementary strengths that can be transformed into better insights that accelerate the creation of new solutions to better address client need.

•	Better for Colleagues – increased innovation, diverse colleague experience and shared values mean new opportunities for colleagues to collaborate, develop and drive distinctive outcomes for clients

•	Better for Market Partners – the development of new solutions means more opportunity to grow together.

•	Better for Shareholders – the combined entity is a better investment because it can increase innovation and is better positioned to capture more net new opportunities

No Offer Or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed combination or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Any securities issued as a result of the proposed combination by means of a scheme of arrangement are anticipated to be issued in reliance upon the exemption from the registration requirements of the U.S. Securities Act of 1933, as amended, pursuant to the exemption from registration set forth in Section 3(a)(10) thereof.

Subject to the right of Aon UK (and Aon Ireland, as applicable) to implement the proposed combination by way of a Takeover Offer as an alternative to the Scheme, and subject to the provisions of the Business Combination Agreement and with the Irish Takeover Panel’s consent, the proposed combination will be implemented solely by means of the Scheme documentation, which will contain the full terms and conditions of the proposed combination, including details of how Willis Towers Watson shareholders may vote in respect of the proposed combination.

Important Additional Information Will Be Filed With The SEC

Aon Ireland and Willis Towers Watson will prepare a joint proxy statement (which will contain the Scheme documentation) to be distributed to Willis Towers Watson shareholders and Aon Ireland shareholders, containing further information relating to the implementation of the proposed combination, the full terms and conditions of the Scheme, notices of the Aon Ireland and the Willis Towers Watson shareholders meetings and information on the Class A ordinary shares of Aon Ireland to be issued under the proposed combination.

The joint proxy statement will be filed with the SEC. This document, if and when filed, as well as Willis Towers Watson’s, Aon UK’s and Aon Ireland’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and, in the case of Aon UK’s and Aon Ireland’s filings, at Aon UK’s website at www.aon.com, and in the case of Willis Towers Watson’s filings, at Willis Towers Watson’s website at www.willistowerswatson.com.

BEFORE MAKING ANY VOTING DECISION, HOLDERS OF AON UK, AON IRELAND AND/OR WILLIS TOWERS WATSON SECURITIES ARE URGED TO READ THOSE FILINGS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED COMBINATION, INCLUDING ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED COMBINATION AND THE PARTIES TO THE PROPOSED COMBINATION.

Any vote in respect of resolutions to be proposed at the Willis Towers Watson shareholders meetings to approve the proposed combination, the Scheme or related matters, or other responses in relation to the proposed combination, should be made only on the basis of the information contained in the joint proxy statement (including the Scheme documentation). Similarly, any vote in respect of resolutions to be proposed at the Aon Ireland shareholders meeting to approve the issuance of Class A ordinary shares of Aon Ireland under the proposed combination should be made only on the basis of the information contained in the joint proxy statement.

Participants In The Solicitation

Aon UK, Willis Towers Watson and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in proposed connection with the proposed combination. Information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of shareholders, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the joint proxy statement. Additional information about Aon UK’s directors and executive officers is contained in Aon UK’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 14, 2020, and its Proxy Statement on Schedule 14A, dated and filed with the SEC on April 26, 2019. Additional information about Willis Towers Watson’s directors and executive officers is contained in Willis Towers Watson’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 26, 2020, and its Proxy Statement on Schedule 14A, dated and filed with the SEC on April 3, 2019.

Forward-Looking Statements

This communication contains certain statements that are forward-looking, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations of management about future events. Forward-looking statements can often, but not always, be identified by the use of words such as “plans,” “expects,” “is subject to,” “budget,” “scheduled,” “estimates,” “forecasts,” “potential,” “continue,” “intends,” “anticipates,” “believes,” or variations of such words, and statements that certain actions, events or results “may,” “could,” “should,” “would,” “might” or “will” be taken, occur or be achieved.

Although management believe that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to be correct. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by the forward-looking statements. Such factors include, but are not limited to, the possibility that the proposed combination will not be consummated, failure to obtain necessary shareholder or regulatory approvals or to satisfy any of the other conditions to the proposed combination, adverse effects on the market price of Aon UK, Aon Ireland and/or Willis Towers Watson securities and on Aon UK’s, Aon Ireland’s and/or Willis Towers Watson’s operating results for any reason, including, without limitation, because of the failure to consummate the proposed combination, the failure to realize the expected benefits of the proposed combination (including anticipated revenue and growth synergies), the failure to effectively integrate the combined companies following consummation of the proposed combination, negative effects of an announcement of the proposed combination, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business acquisitions or disposals, or any announcement relating to the proposed consummation of or failure to consummate the proposed combination on the market price of Aon UK, Aon Ireland and/or Willis Towers Watson securities, significant transaction and integration costs or difficulties in connection with the proposed combination and/or unknown or inestimable liabilities, potential litigation associated with the proposed combination, the potential impact of the announcement or consummation of the proposed combination on relationships, including with suppliers, customers, employees and regulators, and general economic, business and political conditions (including any epidemic, pandemic or disease outbreak) that affect the combined companies following the consummation of the proposed combination.

The factors identified above are not exhaustive. Aon UK, Aon Ireland, Willis Towers Watson and their subsidiaries operate in a dynamic business environment in which new risks may emerge frequently. Other unknown or unpredictable factors could also cause actual results and developments to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements should therefore be construed in the light of such factors. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made.

Further information concerning Aon UK and its businesses, including economic, competitive, governmental, regulatory, technological and other factors that could materially affect Aon UK’s results of operations and financial condition (and which shall apply equally to Aon Ireland following the completion of the reorganization of Aon UK as described in Aon UK’s Proxy Statement on Schedule 14A, dated and filed with the SEC on December 20, 2019), is contained in Aon UK’s filings with the SEC. See Aon UK’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 14, 2020, and additional documents filed by Aon UK and/or Aon Ireland with the SEC, the contents of which are not incorporated by reference into, nor do they form part of this communication, for a further discussion of these and other risks and uncertainties applicable to Aon UK’s and Aon Ireland’s businesses.

Further information concerning Willis Towers Watson and its businesses, including economic, competitive, governmental, regulatory, technological and other factors that could materially affect Willis Towers Watson’s results of operations and financial condition, is contained in Willis Towers Watson’s filings with the SEC. See Willis Towers Watson’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 26, 2020, and additional documents filed by Willis Towers Watson with the SEC, the contents of which are not incorporated by reference into, nor do they form part of, this Announcement, for a further discussion of these and other risks and uncertainties applicable to Willis Towers Watson’s businesses.

Any forward-looking statements in this communication are based upon information available as of the date of this communication which, while believed to be true when made, may ultimately prove to be incorrect. Other than in accordance with legal or regulatory obligations, neither Willis Towers Watson nor Aon UK is under any obligation, and each expressly disclaims any intention or obligation, to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to Aon UK, Aon Ireland, Willis Towers Watson and/or any person acting on behalf of any of them are expressly qualified in their entirety by the foregoing paragraphs, and the information contained on any websites referenced in this communication is not incorporated by reference into this communication.

Statement Required by the Irish Takeover Rules

The directors of Willis Towers Watson accept responsibility for the information contained in this document. To the best of the knowledge and belief of the directors of Willis Towers Watson (who have taken all reasonable care to ensure such is the case), the information contained in this document for which they respectively accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Dealing Disclosure Requirements

Under the provisions of Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules, 2013 (the “Irish Takeover Rules”), if, during an “offer period,” any person is, or becomes “interested” (directly or indirectly) in 1 per cent. or more of any class of “relevant securities” of Aon UK, Aon Ireland or Willis Towers Watson, all “dealings” in any “relevant securities” of Aon UK, Aon Ireland or Willis Towers Watson (including by means of an option in respect of, or a derivative referenced to, any such relevant securities) must be publicly disclosed by no later than 3.30pm (Eastern time) in respect of the relevant securities of Aon UK, Aon Ireland and Willis Towers Watson on the business day following the date of the relevant transaction. The requirement will continue until this offer period ends. If two or more persons co-operate on the basis of any agreement, either express or tacit, either oral or written, to acquire an interest in relevant securities of Aon UK, Aon Ireland or Willis Towers Watson, they will be deemed to be a single person for the purposes of Rule 8.3 of the Irish Takeover Rules. Under Rule 8.1 of the Irish Takeover Rules, all dealings in relevant securities of Willis Towers Watson by Aon UK or Aon Ireland, or relevant securities of Aon UK or Aon Ireland by Willis Towers Watson, or by any party acting in concert with either of them must also be disclosed by no later than 12 noon (Eastern time) in respect of the relevant securities of Aon UK, Aon Ireland and Willis Towers Watson on the business day following the date of the relevant transaction. Interests in securities arise, in summary, when a person has a long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an interest by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities. Terms used in this paragraph should be read in light of the meanings given to those terms in the Irish Takeover Rules. If you are in any doubt as to whether or not you are required to disclose dealings under Rule 8 of the Irish Takeover Rules, consult with the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel by telephone on +353 1 678 9020.